Exhibit 99.1

Cadrenal Therapeutics Appoints Dr. Lee Golden to Board of Directors

PONTE VEDRA, Fla., December 1, 2025 – Cadrenal Therapeutics, Inc. (Nasdaq: CVKD), a biopharmaceutical company developing transformative therapeutics to overcome current gaps in anticoagulation therapy, today announced the appointment of Lee Scott Golden, M.D., to its Board of Directors, effective immediately. Dr. Golden will serve as an independent director.

Dr. Golden currently serves as Executive Vice President and Chief Medical Officer at PTC Therapeutics, Inc. (Nasdaq: PTCT), where he leads global clinical development across a broad rare disease pipeline. Before joining PTC, Dr. Golden served as the Chief Medical Officer at Espero BioPharma, Inc., a development-stage cardiovascular pharmaceutical company focused on developing drugs for unmet needs in thrombosis and cardiac rhythm control, and as Chief Medical Officer at Gemphire Therapeutics, Inc. He also serves as Chairman of the Advisory Board for Coagulation Sciences LLC. Previously, Dr. Golden held senior roles at Pfizer, Actelion, Eisai, Mesoblast, and others, with a long-standing focus on cardiovascular and hematologic drug development.

“We are delighted to welcome Dr. Golden to our Board,” said Quang X. Pham, Chairman and Chief Executive Officer of Cadrenal Therapeutics. “Lee’s deep experience in late-stage clinical development, particularly in cardiovascular medicine and anticoagulation, is highly aligned with our mission to deliver safer, more predictable anticoagulant options for patients with significant unmet needs. His track record in guiding therapies through clinical development and regulatory pathways will be invaluable as we continue to advance tecarfarin and our broader pipeline.”

“Cadrenal Therapeutics is working in an area of high clinical importance, where better anticoagulation options could meaningfully impact outcomes for patients with complex cardiovascular conditions,” said Dr. Golden. “I look forward to working with the Board and the leadership team to help guide the Company’s strategy and clinical programs as we seek to bring differentiated therapies to patients and create value for shareholders.”

Dr. Golden has more than 25 years of industry experience, with increasing responsibilities, managing global, cross-functional teams responsible for creating and deploying strategic and clinical development plans. He has extensive experience across multiple therapeutic areas and with orphan diseases. Dr. Golden received a B.S. from the University of Michigan and an MD from New York University School of Medicine, where he also completed his Internal Medicine residency. He then completed Fellowships in Cardiology at the University of Miami and Interventional Cardiology at George Washington University Hospital, where he also served as an adjunct instructor.

About Cadrenal Therapeutics, Inc.

Cadrenal Therapeutics, Inc. is a biopharmaceutical company with a mission to develop novel and differentiated biopharmaceutical products that bridge critical gaps in current acute and chronic anticoagulant therapy. We bridge these gaps by developing novel and differentiated anticoagulants, or blood thinners, designed to provide greater predictability, increased stability, more precise control, and fewer bleeding complications. We currently have two clinical-stage assets: tecarfarin, an oral vitamin K antagonist (VKA) for chronic use, and frunexian, a parenteral small-molecule Factor XIa antagonist for use in acute hospital settings. By targeting underserved patient populations and advancing therapies designed for both chronic and acute use, we aim to reshape standards of care in anticoagulation. For more information, visit https://www.cadrenal.com/ and connect with the Company on LinkedIn.

Safe Harbor

Any statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements include statements regarding developing transformative therapeutics to overcome current gaps in anticoagulation therapy, the expected contribution of Dr. Golden and continuing to advance tecarfarin and the Company’s broader pipeline. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the ability to develop transformative therapeutics to overcome current gaps in anticoagulation therapy, Dr. Golden’s ability to help guide the Company’s strategy and clinical programs, the ability to successfully complete clinical trials on time and achieve desired results and benefits as expected and the other risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the Company’s subsequent filings with the Securities and Exchange Commission, including subsequent periodic reports on Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

For more information, please contact:

Lytham Partners, LLC

Robert Blum, Managing Partner

602-889-9700

CVKD@lythampartners.com